Exhibit 15.8

KPMG LLP

Bay Adelaide Centre
Suite 4600

333 Bay Street

Toronto ON M5H 2S5

Tel 416-777-8500
Fax 416-777-8818
www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Electra Battery Materials Corporation

We consent to the use of our report dated April 4, 2023 on the consolidated financial statements of Electra Battery Materials Corporation (the “Entity”) which comprise the consolidated statement of financial position as of December 31, 2022, the related consolidated statements of income (loss) and other comprehensive income (loss), cash flows and shareholders’ equity for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively the “consolidated financial statements”), which are included in the Annual Report on Form 20-F of the Entity for the fiscal year ended December 31, 2023.

We also consent to the incorporation by reference of such report in the Registration Statement (No. 333-264589) on Form S-8 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

May 15, 2024
Toronto, Canada